
                                                                                                        Exhibit No. (12)

                                            KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES
                                         Computation of Ratio of Earnings to Fixed Charges
                                                 (Dollar amounts in millions)

                                                                                 Year Ended December 31
                                                           -------------------------------------------------------------
                                                              1998         1999         2000         2001          2002
                                                           -------------------------------------------------------------

Consolidated Companies
----------------------
   Income before income taxes...........................   $1,523.3     $2,251.7     $2,436.0     $2,164.4      $2,297.4
   Interest expense.....................................      198.7        213.1        221.8        191.6         182.1
   Interest factor in rent expense......................       52.3         50.5         48.6         53.5          55.7
   Amortization of capitalized interest.................        9.4         10.0          9.6         10.8          12.0

Equity Affiliates
-----------------
   Share of 50%-owned:
     Income before income taxes.........................       47.6         43.4         43.0          (.6)         (2.2)
     Interest expense...................................        9.9          8.0          7.5          5.5           2.7
     Interest factor in rent expense....................        1.2           .9           .9           .8            .1
     Amortization of capitalized interest...............         .5           .6           .5           .2             -
   Distributed income of less than 50%-owned............       98.1         88.0         96.4        103.8         104.3
                                                           --------     --------     --------     --------      --------

Earnings................................................   $1,941.0     $2,666.2     $2,864.3     $2,530.0      $2,652.1
                                                           ========     ========     ========     ========      ========

Consolidated Companies
----------------------
   Interest expense.....................................   $  198.7     $  213.1     $  221.8     $  191.6      $  182.1
   Capitalized interest.................................       12.4         12.9         20.9         19.6          11.0
   Interest factor in rent expense......................       52.3         50.5         48.6         53.5          55.7

Equity Affiliates
-----------------
   Share of 50%-owned:
     Interest and capitalized interest..................       10.0          8.1          7.5          5.5           2.7
     Interest factor in rent expense....................        1.2           .9           .9           .8            .1
                                                           --------     --------     --------     --------      --------

Fixed Charges...........................................   $  274.6     $  285.5     $  299.7     $  271.0      $  251.6
                                                           ========     ========     ========     ========      ========

       Ratio of earnings to fixed charges...............       7.07         9.34         9.56         9.34         10.54
                                                           ========     ========     ========     ========      ========
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Note:    The Corporation is contingently liable as guarantor, or directly liable as the original obligor, for certain debt and lease obligations of
         S.D. Warren Company, which was sold in December 1994. The buyer provided the Corporation with a letter of credit from a major financial institution guaranteeing repayment of these obligations. No losses are expected from these arrangements and they have not been included in the computation of earnings to fixed charges.